UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    April 19, 2005

    Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302, Atlanta, Georgia (Address of Principal Executive Offices)	30350 (Zip Code)

    (770) 394-6000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

As described in Item 2.03 below, a subsidiary of Roberts Realty Investors, Inc., the registrant, obtained a $21,000,000 loan on April 19, 2005. The text of Item 2.03 is incorporated into this Item 1.01 by this reference.

Item 1.02   Termination of a Material Definitive Agreement.

As described in Item 2.03 below, a subsidiary of Roberts Realty obtained a $21,000,000 loan on April 19, 2005. On that date, using the $21,000,000 proceeds of the new loan and working capital, Roberts Realty repaid the $22,070,689 outstanding balance of a loan from Wachovia Bank to Roberts Realty secured by the 285-unit second phase of Roberts Realty’s Addison Place apartment community. Upon the repayment of the Wachovia Bank loan in full, the Wachovia Bank loan documents were satisfied and terminated. The Wachovia Bank loan had been scheduled to mature on May 10, 2005, and Roberts Realty paid no prepayment premium to Wachovia Bank in connection with the repayment of the loan.

Roberts Realty has another loan from Wachovia Bank that is secured by two parcels of undeveloped land. The outstanding balance of that loan was $6,842,050 on March 31, 2005.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Roberts Realty Investors, Inc., the registrant, conducts its business through Roberts Properties Residential, L.P. (the “operating partnership”), which owns all of Roberts Realty’s properties. Roberts Realty owns a 73.8% interest in the operating partnership and is its sole general partner. On April 19, 2005, the operating partnership closed a $21,000,000 loan from Primary Capital Advisors LC to refinance the 285-unit second phase of its Addison Place apartment community. Roberts Realty guaranteed the operating partnership’s obligations under the loan documents. The lender has informed Roberts Realty that it expects to assign the loan and related loan documents to the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the near future.

The new loan matures on May 1, 2016, and principal and interest are payable beginning on June 1, 2005 in monthly installments of $130,669.50, calculated by using a 30-year amortization schedule. The loan bears a fixed interest rate of 6.35% through April 30, 2015. For the final year, the interest rate will float at 250 basis points over a Freddie Mac index based on one-month unsecured general obligations that Freddie Mac issues at regularly scheduled auctions. Roberts Realty used the proceeds of the loan to repay $21,000,000 of the $22,070,689 outstanding balance of a loan from Wachovia Bank to Roberts Realty that was previously secured by Addison Place phase II. Roberts Realty used working capital to pay the remaining balance of the Wachovia Bank loan.

Because the new loan lowered the interest rate on the loan secured by Addison Place phase II from 8.62% to 6.35% and has a smaller principal balance, Roberts Realty’s total payments of principal and interest will decrease by approximately $500,000 per year.

Notwithstanding these lower debt service payments, however, Roberts Realty expects that its overall business will continue to operate at a loss and will use, rather than generate, net cash in its operating activities in excess of $1,500,000 through the second quarter of 2006. The previous sentence is a forward-looking statement within the meaning of the securities laws. Although Roberts Realty believes the expectation reflected in the forward-looking statement is based on reasonable assumptions, the company’s actual results could differ materially from those anticipated. Certain factors that might cause such a difference include, but are not limited to, the following: occupancy rates and rents may continue to be adversely affected by local economic and market conditions in the company’s markets in Atlanta and Charlotte; the company’s markets may become overbuilt with multifamily apartments; construction costs of a new community may exceed original estimates; construction and lease-up of the company’s new properties in Atlanta may not be completed on schedule; and financing for future development and construction may not be available or, if available, may not be on favorable terms. For more information about some of these risks and uncertainties, please see the section in Roberts Realty’s most recent annual report on Form 10-K entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations – Disclosure Regarding Forward-Looking Statements.

Under a multifamily deed to secure debt, assignment of rents and security agreement (the “security deed”) signed by the operating partnership in favor of the lender, phase II of the Addison Place apartment community and the rents generated from it secure the loan. Upon an event of default, the lender can accelerate the maturity of the loan (including any prepayment premium). Events of default include conditions customary for such an instrument. The security deed also contains: environmental representations; covenants regarding the payment of taxes and insurance premiums, the operation of the property, and financial reports regarding the property; a covenant prohibiting other liens on the property; provisions regarding insurance of the property and claims in that regard; provisions regarding condemnation by governmental authorities; provisions regarding the lender’s remedies in the event of default (which include the right to foreclose on the property and sell it); an assignment of all personal property, fixtures, leases and rents as security for the loan; provisions regarding the transfer of the property securing the loan (which in certain defined circumstances will be an event of default); and the waiver of the right to trial by jury. The security deed includes other terms and conditions customary for such an instrument.

As explained in detail in the note attached to this report as Exhibit 10.1, the note requires the operating partnership to pay a prepayment premium if the operating partnership prepays the loan at any time before April 30, 2015. The premium is equal to the greater of (a) 1% of the principal amount being prepaid or (b) an amount calculated according to a yield maintenance formula described in section 10(e) of the note.

Generally, the operating partnership will not be personally liable under the note, and the lender’s only recourse for the satisfaction of the debt and the performance of the operating partnership’s obligations will be the lender’s exercise of its rights and remedies with respect to the property and other collateral securing the note. Exceptions to this general rule include personal liability for failing to pay: rents to the lender after default; insurance and condemnation proceeds as required by the security deed; taxes, insurance, and water and sewer charges related to the property; amounts related to environmental problems associated with the property; and the lender’s costs of collection. The operating partnership will, however, become personally liable for the entire amount of the loan if the operating partnership uses the property for a purpose not permitted under the security deed; if the operating partnership transfers the property in a manner not permitted by the security deed; or if the operating partnership committed fraud or made a written material misrepresentation in connection with obtaining the loan.

Under the guaranty, Roberts Realty’s liability to repay the loan as guarantor is similarly limited, except that Roberts Realty will be personally obligated to repay the loan if (a) the operating partnership voluntarily files for bankruptcy protection under the United States Bankruptcy Code; (b) the operating partnership voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights; or (c) an order of relief is entered against the operating partnership pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a related party.

The foregoing description of the material terms of the promissory note, security deed, and guaranty is subject to the full text of those documents filed as Exhibits 10.1 to 10.3, respectively, which are incorporated into this Item 2.03 by this reference.

Item 9.01. Financial Statements and Exhibits.

(c)

Exhibit No.	Exhibit

10.1	Multifamily Note in the principal amount of $21,000,000, dated April 19, 2005, executed by
Roberts Properties Residential, L.P. in favor of Primary Capital Advisors LC.

10.2	Multifamily Deed to Secure Debt, Assignment of Rents, and Security Agreement ated April 19,
2005 made by Roberts Properties Residential, L.P. in favor of Primary Capital Advisors LC.

10.3	Guaranty dated April 19, 2005 made by Roberts Realty Investors, Inc. in favor of Primary
Capital Advisors LC.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: April 20, 2005	By: /s/ Greg M. Burnett Greg M. Burnett Chief Financial Officer

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